                                                                    EXHIBIT 10.7


                                AMENDMENT TO THE
                             FORWARD AIR CORPORATION
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         This is an Amendment of the Forward Air Corporation Non-Employee Director Stock Option Plan (the "Plan"). Under Section 7 of the Plan, the Board of Directors (the "Board") is authorized to amend the Plan, with the approval of the shareholders of the Company. Accordingly, the Board hereby amends the Plan effective as stated below in the following particulars.

                                       1.

         SECTION 2 OF THE PLAN IS AMENDED BY DELETING SUCH SECTION IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING NEW SECTION 2:

                  SECTION 2. ADMINISTRATION.

                  Responsibility and authority to administer and interpret the provisions of the Plan shall be conferred upon the Company's Board of Directors (the "Board"). The Board may employ attorneys, consultants, accountants or other persons, and the Board, the Company and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Board shall be paid by the Company. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all recipients who have received awards, the Company and other interested persons. Notwithstanding the foregoing, the Board shall have no discretion with respect to the amount, price and timing of the awards. No member of the Board shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or awards made hereunder, and all members of the Board shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                       2.

         SECTION 5(a) OF THE PLAN IS AMENDED BY DELETING SUCH SECTION IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING NEW SECTION 5(a):

                  (a) Options to purchase up to seven hundred thousand (700,000) shares of Common Stock may be granted hereunder. In the event that any Option granted hereunder expires unexercised or is canceled, surrendered, or terminated without being exercised, in whole or in part, for any reason, then the number of shares of Common Stock theretofore subject to such Option which expired or were canceled, surrendered or terminated without being exercised shall be added to the remaining number of shares of Common Stock for which Options may be granted hereunder. The Board shall appropriately adjust the number of shares for which Options may be granted pursuant to the Plan in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering, or any change in capitalization of the Company.

                                       3.

         SECTION 5(c) OF THE PLAN IS AMENDED BY DELETING SUCH SECTION IN ITS ENTIRETY AND REPLACING IT WITH THE FOLLOWING NEW SECTION 5(c):

                  (c) The exercise price per share for each Option granted under the Plan shall be 100% of the Fair Market Value (as defined below) of a share of Common Stock as of the date of grant. "Fair Market Value" as of a given date for purposes of the Plan and any Option Agreement means (i) the closing sales price for the shares on the NASDAQ-NMS or any national exchange on which shares of Common Stock are traded on such date (or if such market or exchange was not open for trading on such date, the next preceding date on which it was open); or (ii) if the Common Stock is not listed on the NASDAQ-NMS or on an established and recognized exchange, such value as the Board, in good faith, shall determine based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

                                       4.

         ALL PARTS OF THE PLAN NOT INCONSISTENT HEREWITH ARE HEREBY RATIFIED AND CONFIRMED.


         This Amendment to the Plan is adopted to be effective as of the approval of said amendment by the shareholders of the Company, and the Company has caused this Amendment to be executed by its duly authorized officer.

                                         FORWARD AIR CORPORATION


                                         By: /s/ Andrew Clarke
                                         Name: Andrew Clarke
                                         Title: CFO




                                       2